As filed with the Securities and Exchange Commission on October 13, 2006.

Registration No. 333-134033

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUSSER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	5412	01-0864257
(State or other jurisdiction of Incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

4433 Baldwin Boulevard

Corpus Christi, Texas 78408

(361) 884-2463

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Sam L. Susser

President and Chief Executive Officer

Susser Holdings Corporation

4433 Baldwin Boulevard

Corpus Christi, Texas 78408

(361) 884-2463

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

W. Stuart Ogg, Esq. Weil, Gotshal & Manges LLP 200 Crescent Court, Suite 300 Dallas, Texas 75201 Telephone: (214) 746-7700 Facsimile: (214) 746-7777

E.V. Bonner, Jr., Esq.

Executive Vice President, Secretary and General Counsel

Susser Holdings Corporation

4433 Baldwin Boulevard

Corpus Christi, Texas 78408

Telephone: (361) 884-2463

Facsimile: (361) 693-3725

Valerie Ford Jacob, Esq. Michael A. Levitt, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Telephone: (212) 859-8000 Facsimile: (212) 859-4000

Approximate date of commencement of proposed sale to public:

As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Susser Holdings Corporation has prepared this Amendment No. 5 to Form S-1 Registration Statement (File No. 333-134033) solely for the purpose of amending certain provisions of Part II of its Registration Statement. This Amendment No. 5 does not modify any provision of the prospectus that forms a part of the Registration Statement, and, accordingly, such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. Each amount, except for the Securities and Exchange Commission and National Association of Securities Dealers, Inc. (“NASD”) fees, is estimated.

Securities and Exchange Commission registration fees	$13,290
NASD filing fees	12,920
NASDAQ application and listing fees	121,170
Transfer agent’s and registrar’s fees and expenses	5,000
Printing and engraving expenses	350,000
Legal fees and expenses	850,000
Accounting fees and expenses	300,000
Blue sky fees and expenses	10,000
Miscellaneous	37,620

Total	1,700,000

Item 14.    Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation’s request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct (i) by the stockholders, (ii) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (iii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iv) by independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct. Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

We expect to obtain an insurance policy providing for indemnification of officers and directors of the corporation and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

The certificate of incorporation of Susser Holdings Corporation provides that indemnification shall be to the fullest extent permitted by the Delaware General Corporation Law for all current or former directors or officers of Susser Holdings Corporation.

As permitted by the Delaware General Corporation Law, the certificate of incorporation provides that current or former directors of Susser Holdings Corporation shall have no personal liability to Susser Holdings Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to Susser Holdings Corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which a director derived an improper personal benefit.

Item 15.    Recent Sales of Unregistered Securities

On May 1, 2006, in connection with its formation, Susser Holdings Corporation issued 1,000 shares of common stock as initial capital to Stripes Holdings LLC in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

Immediately prior to the consummation of the offering of securities being registered hereby, Susser Holdings Corporation will issue an aggregate of 9,349,162 shares of common stock to former holders of class A and class B units of Stripes Holdings LLC in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act. Additionally, all outstanding options to purchase class A units of Stripes Holdings LLC will be cancelled and the holders thereof shall receive options to purchase an aggregate of 205,294 shares of common stock of Susser Holdings Corporation at an exercise price of $13.92 per share, based on the conversion ratio of class A units to common stock. The grant of such options will be made in reliance on an exemption from registration provided under Rule 701 of the Securities Act.

Membership Units of Stripes Holdings LLC

On December 21, 2005, Wellspring and its affiliates purchased 9,194,660 class A units of Stripes Holdings LLC in exchange for a cash investment of approximately $92 million. Sam L. Susser, along with certain members of management and the board of directors, received a total of 3,655,000 class A units of Stripes Holdings LLC in exchange for rolling over approximately $37 million in equity interests in Susser Holdings, L.L.C. We also granted a total of 912,823 class B units of Stripes Holdings LLC (together with the class A units, the “Membership Units”) and 328,506 options for class A units (the “Unit Options”) to certain members of our management, members of the board of directors, and employees in exchange for such individuals’ service to us. In connection with this offering, the Membership Units and Unit Options will be converted into shares of and/or options to purchase shares of common stock of Susser Holdings Corporation as more thoroughly described under the section of the prospectus entitled “Corporation Formation Transactions.”

A holder’s rights to class B units vest over a five year period with 33 1/3% of the class B units vesting on the third anniversary of the date of issuance, 33 1/3% of the class B units vesting on the fourth anniversary of the date of issuance and the remaining 33 1/3% vesting on the fifth anniversary of the date of issuance of such class B units, provided that all class B units outstanding at the time of a “Change in Control,” as defined in the Stripes Holdings LLC Limited Liability Company Agreement, shall vest at such time. A holder of class B units forfeits (i) all unvested class B units at the time such holder ceases to be employed by the Company and all of its subsidiaries for any reason and (ii) all vested class B units if such holder is terminated for cause, or if, following termination of employment for any reason, the holder engages in certain proscribed conduct.

Under the terms of the Stripes Holdings LLC Unit Option Plan, the options vest over a five year period with 33 1/3% of the options vesting on the third anniversary of the date of issuance, 33 1/3% of the options vesting on the fourth anniversary of the date of grant and the remaining 33 1/3% vesting on the fifth anniversary of the date of grant of such options. The options expire ten years from the date of grant, except that such options shall expire sooner if the optionee’s employment is terminated, as further described in the Unit Option Plan. The options have an exercise price of $10.00 per option. To the extent vested, the optionee may exercise their options upon providing written notice to us and payment of the exercise price subject to any other exercise terms or conditions as provided in the Unit Option Plan or award agreement.

The Membership Units and the Unit Options were not publicly offered and were not registered under the Securities Act. The Membership Units were issued in a transaction not involving a public offering in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The sales or grants of Unit Options were made in reliance on an exemption from registration provided under Rule 701 of the Securities Act, allowing for exemption from registration for securities offered and sold by an issuer to its employees pursuant to a written compensatory benefit plan. The conversion of outstanding Membership Units and Unit Options of Stripes Holdings LLC into shares of common stock of Susser Holdings Corporation will be made in reliance upon Section 4(2) and Rule 701 of the Securities Act, respectively.

Senior Notes Due 2013 of Susser Holdings, L.L.C.

On December 21, 2005, Susser Holdings, L.L.C. and Susser Finance Corporation, our indirect subsidiaries (collectively, the “Issuers”), sold $170.0 million of 10 5/8% senior notes due December 15, 2013. Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated were the initial purchasers of $110.5 million principal amount and $59.5 million principal amount, respectively, of the senior notes. The initial purchasers received a discount in the amount of $4.0 million. The Issuers received proceeds from the sale of the senior notes of $163.1 million, after deducting the discount and other related costs. The Issuers relied upon the exemption from registration available provided by Section 4(2) of the Securities Act of 1933, and understand that the initial purchasers resold the senior notes in reliance on the exemption for securities offered and sold only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The senior notes are not convertible into any other securities of the Issuers or us.

Item 16.    Exhibits and Financial Statement Schedules

(a) Exhibits.    The following is a list of exhibits filed as part of this Registration Statement, which information is incorporated herein by reference.

Exhibit No.	Description
1.1	Form of Purchase Agreement**

2.1	Form of Agreement and Plan of Merger, among Susser Holdings Corporation, Susser Holdings Merger LLC, and Stripes Holdings LLC**

2.2	Agreement and Plan of Merger, dated December 21, 2005, by and among Susser Holdings, L.L.C., Stripes Holdings LLC and Stripes Acquisition LLC**

2.3	Form of Agreement and Plan of Merger, among Susser Holdings Corporation and Stripes Investment Corp.**

3.1	Certificate of Incorporation of Susser Holdings Corporation**

3.2	First Amendment to Certificate of Incorporation**

3.3	Bylaws of Susser Holdings Corporation**

3.4	Form of Amended and Restated Certificate of Incorporation (to be in effect at the time of the offering made under this Registration Statement)**

3.5	Form of Amended and Restated Bylaws of the Susser Holdings Corporation (to be in effect at the time of the offering made under this Registration Statement)**

Exhibit No.	Description

4.1	Specimen of Stock Certificate**

4.2	Form of Registration Rights Agreement**

4.3

Indenture, dated December 21, 2005, by and among Susser Holdings, L.L.C., Susser Finance Corporation, the guarantors named therein and the Bank of New York, as Trustee, relating to the issuance of the 10 5/8% Senior Notes due 2013**

5.1	Opinion of Weil, Gotshal & Manges LLP**

10.1

Credit Agreement, dated December 21, 2005, by and among Susser Holdings, L.L.C., SSP Partners, Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities, LLC and the lenders named therein**

10.2	Susser Holdings Corporation 2006 Equity Incentive Plan**

10.3	Susser Holdings Corporation 2006 Equity Incentive Plan Form of Converted Restricted Stock Agreement**

10.4	Form of Amended & Restated Employment Agreement, by and between Susser Holdings Corporation and Sam L. Susser**

10.5	Form of Amended & Restated Employment Agreement, by and between Susser Holdings Corporation and E.V. Bonner, Jr.**

10.6	Form of Amended & Restated Employment Agreement, by and between Susser Holdings Corporation and Rocky B. Dewbre**

10.7	Form of Amended & Restated Employment Agreement, by and between Susser Holdings Corporation and Roger D. Smith**

10.8	Form of Amended & Restated Employment Agreement, by and between Susser Holdings Corporation and Mary E. Sullivan**

10.9

Distributor Franchise Agreement, dated January 2, 1993, by and between CITGO Petroleum Corporation and Susser Petroleum Co. (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.10	Addendum to Distributor Franchise Agreement, dated January 15, 1996, by and between CITGO Petroleum Corporation and SSP Partners**

10.11

Amendment to Distributor Franchise Agreement, dated February 17, 1997, by and between CITGO Petroleum Corporation and SSP Partners. (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.12

Third Addendum to Distributor Franchise Agreement, dated September 6, 1999, by and between CITGO Petroleum Corporation and SSP Partners. (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.13

Amendment to Third Addendum to Distributor Franchise Agreement, dated March 28, 2001, by and between CITGO Petroleum Corporation and SSP Partners (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.14	Letter Agreement to Third Addendum to Distributor Franchise Agreement, dated September 14, 2005, by and between CITGO Petroleum Corporation and SSP Partners**

10.15	Chevron Branded Jobber Petroleum Products Agreement, dated March 15, 2005 between ChevronTexaco Products Company, a division of Chevron U.S.A., Inc. and Susser Petroleum Company, LP**

Exhibit No.	Description

10.16

Distribution Service Agreement, dated August 21, 1997, by and between S.S.P./Circle K and McLane Company, Inc. (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.17

First Amendment to Distributor Service Agreement, dated January 1, 2005, by and between McLane Company, Inc. and SSP Partners (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.18

Contract Carrier Transportation Agreement, dated September 12, 2005, by and between Coastal Transport Co., Inc. and Susser Petroleum Company, LP (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.19	Letter Agreement, dated September 12, 2005, by and between Coastal Transport Company, Inc. and Susser Petroleum Company, LP**

10.20	Form of Master Sale/Leaseback Agreement**

10.21

Amendment No. 1, dated May 19, 2006, to that certain Credit Agreement, dated December 21, 2005, by and among Susser Holdings, L.C.C., SSP Partners, Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities, LLC and the lenders named therein**

10.22

Amendment No. 2, dated July 26, 2006, to that certain Credit Agreement, dated December 21, 2005, by and among Susser Holdings, L.L.C., SSP Partners, Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities, LLC and the lenders named therein**

10.23	Susser Holdings Corporation 2006 Equity Incentive Plan Form of Converted Stock Option Agreement**

10.24	Susser Holdings Corporation 2006 Equity Incentive Plan Form of Stock Option Agreement**

10.25

Unbranded Supply Agreement, dated July 28, 2006, by and between Susser Petroleum Company, LP and Valero Marketing and Supply Company (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.26

Branded Distributor Marketing Agreement (Valero Brand), dated July 28, 2006, by and between Valero Marketing and Supply Company and Susser Petroleum Company, LP (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.27

Branded Distributor Marketing Agreement (Shamrock Brand), dated July 28, 2006, by and between Valero Marketing and Supply Company and Susser Petroleum Company, LP (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.28

Master Agreement, dated July 28, 2006, by and between Valero Marketing and Supply Company and Susser Petroleum Company, LP (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.29	Letter Agreement, dated July 28, 2006 by and between CITGO Petroleum Corporation and Susser Petroleum Company, LP**

21.1	List of Subsidiaries of Susser Holdings Corporation**

23.2	Consent of Weil, Gotshal & Manges LLP (contained in Exhibit 5.1 hereto)**

Exhibit No.	Description

24.1	Power of Attorney (included on signature page)**

**	Previously filed.

(b) Financial Statement Schedules

None.

Item 17.    Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the purchase agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 13, 2006.

Susser Holdings Corporation

By:	/S/ MARY E. SULLIVAN
Mary E. Sullivan, Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 13, 2006:

Name	Title

* Bruce W. Krysiak	Non Executive Chairman of the Board of Directors

* Sam L. Susser	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ MARY E. SULLIVAN Mary E. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* William F. Dawson, Jr.	Director

* Armand S. Shapiro	Director

* Sam J. Susser	Director

* Jerry E. Thompson	Director

* /S/ MARY E. SULLIVAN * Attorney-in-fact

Exhibit Index

Exhibit No.	Description
1.1	Form of Purchase Agreement**

2.1	Form of Agreement and Plan of Merger, among Susser Holdings Corporation, Susser Holdings Merger LLC, and Stripes Holdings LLC**

2.2	Agreement and Plan of Merger, dated December 21, 2005, by and among Susser Holdings, L.L.C., Stripes Holdings LLC and Stripes Acquisition LLC**

2.3	Form of Agreement and Plan of Merger, among Susser Holdings Corporation and Stripes Investment Corp.**

3.1	Certificate of Incorporation of Susser Holdings Corporation**

3.2	First Amendment to Certificate of Incorporation**

3.3	Bylaws of the Susser Holdings Corporation**

3.4	Form of Amended and Restated Certificate of Incorporation (to be in effect at the time of the offering made under this Registration Statement)**

3.5	Form of Amended and Restated Bylaws of Susser Holdings Corporation (to be in effect at the time of the offering made under this Registration Statement)**

4.1	Specimen of Stock Certificate**

4.2	Form of Registration Rights Agreement**

4.3

Indenture, dated December 21, 2005, by and among Susser Holdings, L.L.C., Susser Finance Corporation, the guarantors named therein and the Bank of New York, as Trustee, relating to the issuance of the 10 5/8% Senior Notes due 2013**

5.1	Opinion of Weil, Gotshal & Manges LLP**

10.1

Credit Agreement, dated December 21, 2005, by and among Susser Holdings, L.L.C. and SSP Partners, Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities, LLC and the lenders named therein**

10.2	Susser Holdings Corporation 2006 Equity Incentive Plan**

10.3	Susser Holdings Corporation 2006 Equity Incentive Plan Form of Converted Restricted Stock Agreement**

10.4	Form of Amended & Restated Employment Agreement, by and between Susser Holdings Corporation and Sam L. Susser**

10.5	Form of Amended & Restated Employment Agreement, by and between Susser Holdings Corporation and E.V. Bonner, Jr.**

10.6	Form of Amended & Restated Employment Agreement, by and between Susser Holdings Corporation and Rocky B. Dewbre**

10.7	Form of Amended & Restated Employment Agreement, by and between Susser Holdings Corporation and Roger D. Smith**

10.8	Form of Amended & Restated Employment Agreement, by and between Susser Holdings Corporation and Mary E. Sullivan**

10.9

Distributor Franchise Agreement, dated January 2, 1993, by and between CITGO Petroleum Corporation and Susser Petroleum Co. (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.10	Addendum to Distributor Franchise Agreement, dated January 15, 1996, by and between CITGO Petroleum Corporation and SSP Partners**

Exhibit No.	Description
10.11

Amendment to Distributor Franchise Agreement, dated February 17, 1997, by and between CITGO Petroleum Corporation and SSP Partners. (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.12

Third Addendum to Distributor Franchise Agreement, dated September 6, 1999, by and between CITGO Petroleum Corporation and SSP Partners (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.13

Amendment to Third Addendum to Distributor Franchise Agreement, dated March 28, 2001, by and between CITGO Petroleum Corporation and SSP Partners. (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.14	Letter Agreement to Third Addendum to Distributor Franchise Agreement, dated September 14, 2005 by and between CITGO Petroleum Corporation and SSP Partners**

10.15	Chevron Branded Jobber Petroleum Products Agreement dated March 15, 2005 between ChevronTexaco Products Company, a division of Chevron U.S.A., Inc. and Susser Petroleum Company, LP**

10.16

Distribution Service Agreement, dated August 21, 1997, by and between S.S.P./Circle K and McLane Company, Inc. (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.17

First Amendment to Distributor Service Agreement, dated January 1, 2005, by and between McLane Company, Inc. and SSP Partners (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.18

Contract Carrier Transportation Agreement, dated September 12, 2005, by and between Coastal Transport Co., Inc. and Susser Petroleum Company, LP (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.19	Letter Agreement, dated September 12, 2005, by and between Coastal Transport Company, Inc. and Susser Petroleum Company, LP**

10.20	Form of Master Sale/Leaseback Agreement**

10.21

Amendment No. 1, dated May 19, 2006 to that certain Credit Agreement dated December 21, 2005, by and among Susser Holdings, L.L.C., SSP Partners, Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities, LLC and the lenders named therein**

10.22

Amendment No. 2, dated July 26, 2006, to that certain Credit Agreement, dated December 21, 2005, by and among Susser Holdings, L.L.C., SSP Partners, Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities, LLC and the lenders named therein**

10.23	Susser Holdings Corporation 2006 Equity Incentive Plan Form of Converted Stock Option Agreement**

10.24	Susser Holdings Corporation 2006 Equity Incentive Plan Form of Stock Option Agreement**

10.25

Unbranded Supply Agreement, dated July 28, 2006, by and between Susser Petroleum Company, LP and Valero Marketing and Supply Company (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

Exhibit No.	Description

10.26

Branded Distributor Marketing Agreement (Valero Brand), dated July 28, 2006, by and between Valero Marketing and Supply Company and Susser Petroleum Company, LP (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.27

Branded Distributor Marketing Agreement (Shamrock Brand), dated July 28, 2006, by and between Valero Marketing and Supply Company and Susser Petroleum Company, LP (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.28

Master Agreement, dated July 28, 2006, by and between Valero Marketing and Supply Company and Susser Petroleum Company, LP (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment filing with the Securities and Exchange Commission)**

10.29	Letter Agreement, dated July 28, 2006, by and between CITGO Petroleum Corporation and Susser Petroleum Company, LP**

21.1	List of Subsidiaries of the Susser Holdings Corporation**

23.2	Consent of Weil, Gotshal & Manges LLP (contained in Exhibit 5.1 hereto)**

24.1	Power of Attorney (included on signature page)**

**	Previously filed.